UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2018

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c)    Departure of Certain Officers; Appointment of Certain Officers

On September 26, 2018, the Board of Directors (the “Board”) of the Federal Agricultural Mortgage Corporation (“Farmer Mac”) appointed Bradford T. Nordholm, age 62, to serve as Farmer Mac’s President and Chief Executive Officer, effective October 15, 2018, at which time he will replace Lowell L. Junkins, Farmer Mac’s current Acting President and Chief Executive Officer. Mr. Junkins will continue to serve as Farmer Mac’s Chairman of the Board. A description of Mr. Nordholm’s compensation arrangement with Farmer Mac is set forth under Item 5.02(e) of this Current Report on Form 8-K.

Prior to being appointed as an executive officer of Farmer Mac, Mr. Nordholm was employed by Starwood Energy Group Global LLC (“Starwood Energy”), an affiliate of Starwood Capital Group, in various capacities since 2006, including serving as its first Chief Executive Officer & Managing Director from 2006 to 2016, its Co-Head & Senior Managing Director from 2016 to 2017, and its Vice Chairman & Senior Managing Director since 2017. In his role as Chief Executive Officer & Managing Director at Starwood Energy, Mr. Nordholm led talent recruitment and development efforts to build a team of energy investment professionals; raised blind pool private equity capital for deployment into energy infrastructure projects; developed a network of core investors; established and executed on investment strategies for energy infrastructure assets focused on renewable power, including solar, wind, and biomass and natural gas power generation and transmission; developed an investment and asset management platform; and implemented appropriate operational and risk management infrastructure within the organization. In his other roles at Starwood Energy, Mr. Nordholm was responsible for investor relations and corporate development efforts, including implementing new initiatives involving credit products. He also participated on internal investment, asset management, and valuation committees. Prior to joining Starwood Energy, Mr. Nordholm served from 2002 to 2006 in dual capacities as the Co-Founder and Chief Executive Officer of Tyr Energy (an energy infrastructure management firm) and as the Chairman of Tyr Capital (a capital investment firm). From 1995 to 1998, Mr. Nordholm served as the Chief Executive Officer of U.S. Central, which was a wholesale financial cooperative for corporate credit unions in the United States. Mr. Nordholm also served in senior-level positions at Aquila, which was later acquired by Kansas City Power & Light, from 1999 to 2002, and at National Cooperative Bank from 1984 to 1995. He was also employed in various capacities by Federal Land Bank of St. Paul (reorganized into AgriBank FCB) and Interregional Service Corporation of Minneapolis (acquired by an entity in the Farm Credit System) from 1980 to 1984. Mr. Nordholm currently serves on the board of directors of Starwood Sustainable Credit and one of its portfolio companies. He previously served on the board of directors of the following entities: American Council on Renewable Energy from 2017 to 2018; Kansas City Life Insurance Company from 2004 to 2013; and Generations Bank from 1999 to 2004. Mr. Nordholm received his Bachelor of Arts in Economics from Carleton College in 1978.

There are no family relationships between Mr. Nordholm and any director or executive officer of Farmer Mac. There are no arrangements or understandings between Mr. Nordholm and any other persons pursuant to which he was selected to serve as Farmer Mac’s President and Chief Executive Officer, and Mr. Nordholm has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On October 1, 2018, Farmer Mac issued a press release to announce the appointment of Mr. Nordholm as the President and Chief Executive Officer of Farmer Mac. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99. All references to www.farmermac.com in Exhibit 99 are inactive textual references only and the information contained on Farmer Mac’s website is not incorporated by reference into this Current Report on Form 8‑K.

(e)    Compensatory Arrangements of Certain Officers

On September 26, 2018, in connection with Mr. Nordholm’s appointment as the President and Chief Executive Officer of Farmer Mac, Farmer Mac and Mr. Nordholm entered into an employment agreement (the “Agreement”), effective October 15, 2018. Pursuant to the Agreement, Mr. Nordholm will serve as Farmer Mac’s President and Chief Executive Officer for an initial term expiring March 31, 2021 (the “Initial Term”), subject to earlier termination as provided in the Agreement. The Agreement may be renewed following the expiration of the Initial Term for successive one-year periods upon a vote of the Board and Mr. Nordholm’s agreement in writing to any such renewal.

Under the Agreement, Farmer Mac and Mr. Nordholm have agreed to the following terms, among others:

Compensation and Benefits

•
Base Salary. Mr. Nordholm’s annual base salary under the Agreement is initially set at $750,000, less applicable withholding for taxes and similar items. This base salary will be reviewed by Farmer Mac periodically and may be increased in the sole discretion of the Board or the Compensation Committee of the Board, although no increase in the base salary will be required during the Initial Term.

•
Annual Incentive Compensation. Mr. Nordholm will be eligible for an annual cash incentive payment with a target of 80% of his base salary for work performed by Mr. Nordholm during the preceding calendar year, or portion thereof. For 2018 only, this target percentage of base salary will be prorated to reflect the actual number of days that Mr. Nordholm was employed by Farmer Mac during 2018. The target amount for annual cash incentive payments will be reviewed periodically by Farmer Mac and may be modified in the sole discretion of the Board or the Compensation Committee of the Board.

•
Long-Term Incentive Compensation. Mr. Nordholm will be eligible to receive awards of long-term incentive compensation from time to time in a form, and subject to such conditions, as determined by the Board or the Compensation Committee of the Board in its sole discretion.

On October 15, 2018, Farmer Mac will grant to Mr. Nordholm shares of time-vested restricted Class C non-voting common stock valued at approximately $250,000 based upon fair market value as of the date of grant as determined by the methodology used in Farmer Mac’s financial statements. Those shares will “cliff” vest on March 31, 2021 if Mr. Nordholm is still employed by Farmer Mac on that date.

In addition, in approximately March 2019 (at the time that long-term incentive awards are made to other senior executives of Farmer Mac), the Board intends to grant Mr. Nordholm long-term equity compensation valued at approximately $700,000 under the methodology prescribed in Farmer Mac’s policy related to grants of equity-based compensation, subject to similar terms and conditions as apply to similar 2019 annual long-term incentive grants made to other senior executives of Farmer Mac. This target amount for the value of annual long-term incentive compensation awarded will be reviewed periodically by Farmer Mac and may be modified in the sole discretion of the Board or the Compensation Committee of the Board.

•
Expense Reimbursement. Farmer Mac will reimburse actual reasonable and necessary business expenses incurred by Mr. Nordholm in carrying out his duties under the Agreement, in each case in accordance with Farmer Mac’s policies as in effect from time-to-time and subject to Mr. Nordholm’s compliance with the terms of those policies.

Mr. Nordholm is expected to relocate to the Washington, D.C. metropolitan area by October 15, 2018, and Farmer Mac will reimburse Mr. Nordholm for reasonable receipted out-of-pocket relocation expenses up to $50,000, including the cost of two house hunting trips to the Washington, D.C. metropolitan area, moving household goods and personal property, and temporary housing at an extended stay hotel or apartment through January 15, 2019.

•
Benefits. Mr. Nordholm will be eligible to participate in the welfare benefit plans and programs, incentive, savings, and retirement compensation programs, and other employee benefits (including paid parking in the parking garage associated with Farmer Mac’s headquarters building) generally available to other senior executives of Farmer Mac and on terms no less favorable than for other senior executives of Farmer Mac. Mr. Nordholm will also be entitled to five weeks of paid vacation per year.

Termination; Severance Payments; Restrictive Covenants

•
Events of Termination. Mr. Nordholm’s employment will terminate upon his death or disability and may be terminated at any time by Farmer Mac with or without “cause” (as defined in the Agreement), or by Mr. Nordholm voluntarily or if Farmer Mac materially breaches, and fails to cure, its obligations under the Agreement.

•
Payment of Accrued Compensation. If Mr. Nordholm’s employment is terminated for any reason (including upon expiration of the term of the Agreement), Farmer Mac will pay to Mr. Nordholm all base salary, expense reimbursements, vacation pay, and similar amounts accrued and unpaid as of the date of termination. These accrued and unpaid amounts shall not include any amount related to annual cash incentive payments.

•
Payments Upon Death or Disability. Upon the termination of Mr. Nordholm’s employment due to death or other incapacity or disability, if Mr. Nordholm (or his estate or heirs) executes and does not revoke a separation agreement (including a full release of claims in favor of Farmer Mac), Farmer Mac will continue to pay Mr. Nordholm (or his estate or heirs), for the shorter of (i) 12 months, or (ii) the period ending when Mr. Nordholm ceases to receive or be eligible for disability insurance payments, the difference between his current base salary and the amount of disability insurance payments received by Mr. Nordholm under insurance policies provided by Farmer Mac in accordance with the Agreement.

•
Severance Pay. If Farmer Mac terminates Mr. Nordholm’s employment other than for “cause” (as defined in the Agreement), or Mr. Nordholm terminates his employment in connection with an uncured material breach of the Agreement by Farmer Mac, subject to Mr. Nordholm’s execution of a separation agreement and release of claims, Farmer Mac shall, to the extent permitted by law and regulation, pay Mr. Nordholm the following severance benefits: (i) an aggregate lump sum amount in cash equal to the sum of (a) Mr. Nordholm’s base salary and (b) his base salary multiplied by the incentive compensation target (currently 80%), and (ii) continuation of health care coverage pursuant to COBRA and other insurance and fringe benefits, at Farmer Mac’s expense, until the earlier of (a) the date that is one year from the date of termination of his employment or (b) the date that he becomes eligible for medical insurance coverage through another employer. Any severance pay received by Mr. Nordholm from Farmer Mac under the Agreement will not be mitigated by any subsequent earnings by Mr. Nordholm from any other source. Mr. Nordholm shall not be entitled to severance pay under the Agreement due to the termination of employment upon the expiration of the term.

•
Post-Termination Restrictive Covenants. In connection with any termination of employment of Mr. Nordholm for any reason under the Agreement, he has agreed (i) not to compete with Farmer Mac, other than with Farmer Mac’s written permission, for a period of two years; (ii) not to solicit any of Farmer Mac’s “members of management” (as defined in the Agreement) or employees for two years; (iii) not to disclose or use Farmer Mac’s “Confidential Information” (as defined in the Agreement); and (iv) not to disparage or diminish the reputation of Farmer Mac, its products, services, officers, directors, or employees.

•
Service on Outside Boards. Farmer Mac has consented to Mr. Nordholm continuing to serve as a member of certain outside boards of directors for up to three years so long as the Board does not determine, in its sole discretion at any time, that any such role interferes with Mr. Nordholm’s job duties at Farmer Mac or that any such role presents a conflict of interest to serving as an employee or officer of Farmer Mac.

•
Arbitration. Farmer Mac and Mr. Nordholm have agreed to resolve all legally actionable disputes that arise under the Agreement by binding arbitration before a panel of three arbitrators experienced in employment law. Any arbitration will be conducted in accordance with the rules applicable to employment disputes of the Model Employment Rules of the American Arbitration Association and the laws applicable to the claim.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference in this report.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

10.1    Employment Agreement, effective October 15, 2018, between Farmer Mac and Bradford T. Nordholm

99    Press Release dated October 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By: /s/ Stephen P. Mullery
Name: Stephen P. Mullery
Title: Executive Vice President – General Counsel

Dated: October 1, 2018